EXHIBIT 10.7

                                  EXPEDIA, INC.
                           ASSOCIATE PROGRAM AGREEMENT

     This agreement ("Agreement") contains the complete terms and conditions for your participation in the Expedia, Inc. Associate Program ("Program"), and the establishment of links from your Web site(s) to our domestic Web site, as defined below. As used in this Agreement, "you" means (and "your" refers to) the applicant seeking to participate as an Associate in the Program, "we" means (and "us", "our" and "ours" refer to) Expedia, Inc.

THIS IS A LEGAL AGREEMENT BETWEEN YOU AND EXPEDIA, INC. BY CLICKING ON THE "ACCEPT" BUTTON AT THE END OF THIS AGREEMENT, YOU AGREE THAT YOU ARE AFFIRMATIVELY STATING THAT YOU HAVE CAREFULLY READ AND UNDERSTAND THE TERMS SET FORTH IN THIS AGREEMENT AND YOU AGREE TO BE BOUND BY THE TERMS OF THIS AGREEMENT.

1.     DEFINITIONS

     1.1 "ACCOMMODATION TRANSACTION" means the Commencement Date of a stay in one or more rooms or suites in a single hotel for an uninterrupted stay of any duration or any accommodations available for reservation or purchase on Expedia for an uninterrupted stay of any duration, and where such reservation or purchase is completed by a User who has Linked directly to Expedia from your Associate Site via one of the EI Icons or Links with the purpose of shopping or buying travel during a single browser session.

     1.2 "AFFILIATE" means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly, control, are controlled by, or are under common control with a party.

     1.3 "AIR TRANSACTION" means the Commencement Date of a trip (round-trip, or one-way if no round-trip is purchased) by one person or more, and where such purchase of one air ticket or more is completed by a User who has Linked directly to Expedia from your Associate Site via one of the EI Icons or Links with the purpose of shopping or buying travel during a single browser session.

     1.4 "ASSOCIATE SITE" means one or more of your web sites, and any successor web site to those sites, once you have been accepted into the Program.

     1.5 "BANNER ADVERTISEMENTS" means those certain rotating or permanent banner advertisements created and provided by us to you containing a Linking URL that are located on your Associate Site, and are no larger than 468 pixels by 60 pixels (or such other dimensions as the parties may from time to time agree upon), which permits Users to navigate directly to a page on Expedia as selected by us. You agree not to revise, change or modify any Banner Advertisement provided by us to you for placement on your Associate Site.

     1.6 "CAR TRANSACTION" means the Commencement Date of a car rental by one person, and where such transaction is completed by a User who has Linked directly to Expedia from your Associate Site via one of the EI Icons or Links with the purpose of shopping or buying travel during a single browser session.

     1.7 "CLICK-THROUGH" means each instance in which a User navigates to and fully loads a page on Expedia. As used herein, a page "fully loads" when the entire page is displayed on the electronic device that has accessed the page.

     1.8 "COMMENCEMENT DATE" means the date upon which the air travel, car rental, accommodation stay, cruise trip or any travel package combination thereof commences.


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     1.9  "CRUISE  TRANSACTION" means the Commencement Date of one cruise by one person or more, for a stay of any duration, and where such transaction is completed by a User who has Linked directly to Expedia from your Associate Site via one of the EI Icons or Links with the purpose of shopping or buying travel during a single browser session.

     1.10 "EI ICONS" means any graphical or text link, including, without limitation, Banner Advertisements and persistent hyperlinks in the form of an Expedia logo or Expedia storefront booking form, that is located on your Associate Site through which Users may directly Link to a location on Expedia.

     1.11 "EXPEDIA" means the software code, informational databases, products, and other components that make up our service which is marketed for use by individual end users in the United States, Canada, Germany, the United Kingdom and/or such other locales as we may elect to market our service, at our sole discretion, to enable such end users to shop for, reserve, book (including, at a minimum, air travel, accommodations, travel packages, and car rentals) and pay for certain travel services via a personal computer (or other interactive device) connected to the Internet or any other network. We currently offer these services on the Web under the name "Expedia," but we may change the name from time to time, and the term "Expedia" as we use it in this Agreement is deemed to refer to all future versions of our online services described in this Agreement, regardless of the name under which it is offered from time to time, and includes without limitation any and all additional, follow-on, successor or replacement versions of these services.

     1.12 "LINK" means either, (i) one or more hyperlinks located on the applicable areas of your Associate Site or Expedia, (ii) any "keywords", such as "Travel", "Air", "Hotel", "Car", etc. that invokes your software program on your Associate Site and returns an EI Icon, or (iii) any other alternative method that enables a User to access Expedia or return to your Associate Site. Links also include any connection to Expedia through the Internet, email, broadband, Internet II, wireless and handheld devices, cell phones, digital appliances, or other digital interactive means, networks, devices, or transmissions (whether existing now or in the future).

     1.13 "LOOK AND FEEL" means the distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress, colors and stylistic convention (including the digital implementations thereof) within a World Wide Web site, and the total appearance and impression substantially formed by the combination, coordination and interaction of such elements, and any derivative works.
     1.14 "MERCHANT ACCOMMODATION TRANSACTION" means the reservation of a single room or suite in a single hotel for an uninterrupted stay of any duration, or any accommodations available for reservation or purchase on Expedia for an uninterrupted stay of any duration, where an Expedia Affiliate is the Merchant of Record for the transaction, and where such transaction is completed by a User who has Linked directly to Expedia from your Associate Site via one of the EI Icons or Links with the purpose of shopping or buying travel during a single browser session.

     1.15 "MERCHANT NET REVENUE" means the net revenue that the Merchant of Record receives as a direct result of Users effectuating Merchant Accommodation Transactions and/or Travel Package Transactions on Expedia, after taking deductions for: (i) amounts collected by the Merchant of Record for sales taxes, duties, handling, and similar charges, (ii) 3% of the total amount of each transaction for credit card fees, and (iii) .05% of the total amount of each transaction for amounts due to suppliers due to credit card fraud and bad debt.

     1.16 "MERCHANT OF RECORD" means an Affiliate of ours, whose name appears on the credit card charge and to whom the applicable credit card company shall reimburse for the amount of the credit card charge.

     1.17 "NET REVENUE" means the net revenue we receive as a direct result of Users effectuating Accommodation Transactions and/or Car Transactions on

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Expedia,  excluding:  (i)  amounts we collect for sales taxes, duties, handling, and similar charges, (ii) .05% of the total amount of each transaction for amounts due to suppliers due to credit card fraud and bad debt, and (iii) .25% of the total amount of each transaction for credits due to suppliers for cancellations or returns.

1.18 "TRAVEL PACKAGE TRANSACTION" means: (i) a combination of two or more of the following transactions that have been effectuated by one User during a single browser session: an Air Transaction, an Accommodation Transaction, a Car Transaction, a Cruise Transaction, or a Merchant Accommodation Transaction; or
(ii) a combination of two or more transactions identified in this Section 1.18 which have either a common Commencement Date or proximately related Commencement Dates, and which may be effectuated by the same User in more than one browser session, and where such transaction is completed by a User who has Linked directly to Expedia from your Associate Site via one of the EI Icons or Links with the purpose of shopping or buying travel during a single browser session.

1.19 "USER" means individuals or entities that access Expedia directly from your Associate Site. For purposes of clarification, the meaning of "User" shall not include any software program or routine that generates a Click-Through with no individual person actually present, such as shoppingbots or other computer programming routines that are intended to scrape, mine, surreptitiously intercept or expropriate any information for the purpose of comparison shopping.

2.     INELIGIBLE  PARTY;  LIQUIDATED  DAMAGES

If you are an employee or agent of a Competitor of ours, a travel agent or a travel supplier (collectively, "Ineligible Party"), you are not eligible to enroll in the Expedia Associate Program. For the purposes of this Agreement, a "Competitor" includes, but isn't limited to, Travelocity, Orbitz, Hotel Reservation Network, Mark Travel, Cheap Tickets, Priceline, Biz Travel, Hotwire, Last Minute, American Express, Rosenbluth, Carlson Wagonlit, Site59, any airline, any car rental, any cruise operator and any hotel company. If you fall into any of these categories and you still wish to enroll in the Associate Program, you must obtain prior written approval from us for your participation as an Associate. IF YOU HAVE ANY QUESTIONS WHETHER YOU ARE OR ARE NOT AN INELIGIBLE PARTY, PLEASE CONTACT US BEFORE YOU EXECUTE THIS AGREEMENT. In addition, you agree to: (i) terminate this Agreement immediately if you become an Ineligible Party following your enrollment in the Associate Program; and (ii) keep confidential any Confidential Information, as defined in this Agreement, which we have provided to you during your enrollment in the Associate Program. You specifically agree that the obligation for confidentiality in this Agreement survives any termination of this Agreement. YOU ACKNOWLEDGE AND AGREE TO THESE RESTRICTIONS AND SPECIFICALLY AGREE THAT ANY BREACH OF THIS SECTION 2 SHALL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT.

IF YOU ARE AN INELIGIBLE PARTY AND ENROLL IN THE ASSOCIATE PROGRAM, YOU AND WE AGREE THAT WE WILL BE MATERIALLY DAMAGED BY YOUR ACCESS TO OUR CONFIDENTIAL
INFORMATION IN AN AMOUNT THAT IS DIFFICULT TO ASCERTAIN. ACCORDINGLY, YOU AND WE AGREE THAT IF YOU ARE AN INELIGIBLE PARTY AND ENROLL IN THE ASSOCIATE PROGRAM, THAT YOU WILL PAY FIVE HUNDRED THOUSAND DOLLARS (US$500,000.00) TO US AS LIQUIDATED DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PROVISION SHALL PREVENT US FROM PURSUING EQUITABLE REMEDIES RESULTING FROM A BREACH OF THIS AGREEMENT.

IF FOLLOWING YOUR ENROLLMENT IN THE ASSOCIATE PROGRAM YOU BECOME AN INELIGIBLE PARTY AND DO NOT IMMEDIATELY TERMINATE THIS AGREEMENT, YOU AND WE AGREE THAT YOUR CONTINUED ACCESS TO OUR CONFIDENTIAL INFORMATION WILL PUT US AT RISK. FURTHER, YOU AND WE AGREE THAT ANY USE BY YOU OF THE CONFIDENTIAL INFORMATION OBTAINED PRIOR TO TERMINATION OF THE AGREEMENT WILL PUT US AT RISK. ACCORDINGLY, YOU AND WE AGREE THAT IF: (I) YOU DO NOT KEEP CONFIDENTIAL THE CONFIDENTIAL INFORMATION YOU OBTAINED PRIOR TO BECOMING AN INELIGIBLE PARTY; OR
(II)  YOU  DO  NOT TERMINATE THE AGREEMENT AS REQUIRED AND THEREFORE CONTINUE TO


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ACCESS  OUR  CONFIDENTIAL INFORMATION, THAT WE WILL BE MATERIALLY DAMAGED BY YOU
IN AN AMOUNT THAT IS DIFFICULT TO ASCERTAIN AND YOU WILL PAY FIVE HUNDRED THOUSAND DOLLARS (US$500,000.00) TO US AS LIQUIDATED DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PROVISION SHALL PREVENT US FROM PURSUING EQUITABLE REMEDIES RESULTING FROM A BREACH OF THIS AGREEMENT.


3.     YOUR  OBLIGATIONS

3.1 To begin the enrollment process, you will submit a completed program application ("Program Application") via Expedia. We will evaluate your Program Application and will notify you of your acceptance or rejection in a timely manner. We may reject your Program Application if we determine, in our sole discretion, that you are an Ineligible Party, or your site is unsuitable for the Program for any reason, including, but not limited to, if your site incorporates images or content that is in any way unlawful, harmful, threatening, defamatory, obscene, harassing or racially, ethically or otherwise objectionable such as sites that depict sexually explicit images; promotes violence, illegal activities, or unlawfully discrimination of any kind; promotes or incorporates any materials which infringe or assist others to infringe the intellectual property rights of others (collectively "Content Restrictions"). If we reject your Program Application, you are welcome to reapply to the Associate Program at any time.

If  you  are  accepted  into  the  Program:

     3.2 You shall prominently display and maintain the EI Icons provided to you by us, or any addition to or substitute thereof that we may provide to you from time-to-time during the term of this Agreement, on your Associate Site which shall Link directly to Expedia. You agree not to place the EI Icons on the same page on your Associate Site with the logos or trademarks from Travelocity.com Inc., Hotel Reservations Network, Inc., Hotwire and Mark Travel. In the event we provide you with new or modified EI Icons, you agree to implement the new EI Icons within thirty (30) days following receipt of the update from us. You agree to comply with the EI Icon Guidelines for Linking that we provide to you or any other replacement guidelines that we may provide to you in writing from time-to-time during the term of this Agreement. The EI Icon Guidelines are available at http://www.expedia.com/daily/associates/EI_Icon_Guidelines.htm. Additionally, we encourage (but do not require) you to include a Link to the home page of Expedia.

     3.3 In no event shall you or your agents make or extend any representation or warranty on our behalf with respect to Expedia or the services available therein.

     3.4 You warrant and represent to us that your Associate Site: (i) is in compliance with all applicable laws and regulations; (ii) does not contain any material that is fraudulent, defamatory or obscene; and (iii) is suitable in all respects to be Linked to from Expedia. You agree that your Associate Site will not, in any way, copy or resemble the Look and Feel of Expedia nor will you create an impression that your Associate Site is Expedia or part of Expedia, nor will you frame any page on Expedia being viewed by a User of your Associate Site who links to Expedia through a Link. You agree that during the term of this Agreement, your Associate Site shall not contain any of the Content Restrictions described in Section 3.1 above, nor shall it disparage Expedia or us in any way. We may test your Associate Site's URL, and if such URL is not in compliance with the terms and conditions of Section 3.2 and this Section 3.4, we, in our sole discretion may (i) remove such non-conforming URL; and/or (ii) terminate this Agreement.

4.     EXPEDIA'S  OBLIGATIONS

     4.1 We shall provide you with one or more EI Icons, or any substitute thereof that we, in our sole discretion, may provide to you from time to time during the term of this Agreement for use on your Associate Site. Additionally,


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we  shall provide you with EI Icon Linking guidelines, or such other replacement guidelines as we may provide to you in writing from time-to-time during the term of this Agreement.

     4.2 We shall provide customer support and fulfillment services to Users in accordance with our then-current standard terms and conditions and standard customer service policies and procedures applying generally to users of Expedia. You acknowledge that we reserve the right to refuse to provide customer/fulfillment services to a User for a variety of reasons, including but not limited to: (a) purchase rejection by applicable credit card company; (b) inability to authenticate credit card; (c) inability to authenticate card holder; and (d) User's purchase history with us and/or our Affiliates.

     4.3 We shall make available to you monthly reports that set forth, at a minimum, the number of Users to Expedia from your Associate Site, and the number of Accommodation Transactions, Air Transactions, Car Transactions, Cruise
Transactions, Merchant Accommodation Transactions and Travel Package Transactions completed by Users Linking directly to Expedia from your Associate Site during the applicable month.

     4.4 The parties acknowledge that a third party reporting agent, such as "Be Free, Inc." ("Reporting Agent") will assist us in fulfilling our tracking and reporting requirements hereunder. To ensure that reporting begins as soon as possible, you agree to register with the Reporting Agent as soon as practicable and to provide us with the SiteID or other necessary information assigned by the Reporting Agent.

5.     USE  OF  TRADEMARKS

You agree that we may include your logos, trademarks, trade names and similar identifying material ("Your Marks") on Expedia in a listing of companies who are participating in the Program; provided however, that in no event shall we be required to include Your Marks in any such listing. You represent and warrant that you are the sole and exclusive owner of Your Marks and have the right and power to grant to us the license to use them in the manner described herein, and such grant does not or will not breach, conflict with, or constitute a default under any agreement or other instrument applicable to you or binding upon you; or infringe upon any trademark, trade name, service mark, copyright, or other proprietary right of any other person or entity. We will remove Your Marks from any such lists upon the effective date of the expiration or termination of this Agreement.

6.     OWNERSHIP  OF  EXPEDIA

     6.1 We shall own all intellectual property rights (including without limitation all copyrights, patents, trademarks and trade secrets) in connection with and in all versions of Expedia.

     6.2 We will own all data generated by Users of Expedia, and all of the terms and conditions, rules, policies and operating procedures of Expedia (including but not limited to policies relating to the use of customer personal identification information, customer orders, customer service and ticket fulfillment) will apply to such Users of Expedia; and we reserve the right to change such terms and conditions, rules, policies and operating procedures at any time.

7.     FEE  STRUCTURE

You are eligible to earn Transaction Fees on all sales during the term of this Agreement, where the User follows a Link from your Associate Site directly to Expedia and that User, using Expedia's online travel and booking system, successfully effectuates an Accommodation Transaction, Air Transaction, Car Transaction, Cruise Transaction, Merchant Accommodation Transaction or Travel Package Transaction, which is completed during the term of this Agreement on either a "Flat Rate", "Net Revenue" or "Merchant Net Revenue" basis (the "Transaction Fees"), as applicable. The Transaction Fee for an Air Transaction will not be awarded in the event of credit card fraud, bad debt, and credits due for cancellations or returns. We will pay you a Transaction Fee only if the User is tracked on our internal online ordering system from the time the Link is


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initiated  on  your  Associate  Site to the time of the sale.  You agree that no
Transaction Fees will be paid if the User cannot be tracked by our internal ordering system. Transaction Fees shall be paid as follows:

     7.1  Air  Transaction  Fees.  We  will  pay  you  Two Dollars (US$2.00) for
          ----------------------
each  Air  Transaction  ("Air  Transaction  Fees").

     7.2  Accommodation  Transaction  Fees.  We  will  pay  you  three  percent
          --------------------------------
(3%) on Net Revenue, per Accommodation Transaction ("Accommodation Transaction Fees").

     7.3  Car Transaction Fees. We will pay you two percent (2%) on Net Revenue,
          ---------------------
per  Car  Transaction  ("Car  Transaction  Fees").

     7.4  Cruise Transaction Fees. We will pay you Twenty Dollars (US$20.00) for
          ------------------------
each  Cruise  Transaction  ("Cruise  Transaction  Fees").

     7.5  Merchant  Accommodation Transaction Fees. We will pay you five percent
          -----------------------------------------
(5%) on Merchant Net Revenue, per Merchant Hotel Transaction ("Merchant Hotel Transaction Fees").

     7.6  Travel  Package  Transaction Fees. We will pay you two percent (2%) on
          ----------------------------------
Merchant Net Revenue, per Travel Package Transaction ("Travel Package Transaction Fees."),


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8.     PAYMENTS

Within forty-five (45) days after the end of each month during the term of the Agreement with respect to which we owe you any Transaction Fees, we will furnish you a statement together with payment for any amount due to you. The statement will contain information sufficient to discern how the payment was computed. In the event that the total monthly Transaction Fees payable to you is less than Fifty Dollars (US$50.00) for the applicable month ("Monthly Minimum Threshold"), we will hold the payment until the aggregate total Transaction Fees meet or exceed the Monthly Minimum Threshold. We will remit all payments owed to you to your address provided in the Program Application submitted in accordance with
Section  3.

9.     MODIFICATION

We may modify any of the terms and conditions contained in this Agreement, at any time in our sole discretion. Notification to you of any change by e-mail or posting of a change notice on Expedia and/or the Internet site of any designated Reporting Agent, as described in Section 4.4 above, at our sole option, shall be considered sufficient notice to you of a modification to the terms and conditions of this Agreement. Modifications may include, but are not limited to, changes in the scope of available commission fees, commission schedules, payment procedures, and Program rules. If any modification is unacceptable to you, your recourse is to terminate this Agreement. Your continued participation in the Program following our posting of a change notice or a new agreement on Expedia will constitute binding acceptance of the change.

10.     EFFECT  OF  ECONOMIC  CONDITIONS

In the event we deem, in our sole discretion, that military action or extraordinary political, economic, or other conditions or occurrences beyond our control significantly impacts the travel business, our businesses, access or navigation to Expedia from you or your business(es) and alters our exposure under this Agreement, we may, at any time, suspend performance (in part or whole) of any or all terms and conditions of this Agreement, suspend payment due hereunder (in part or whole) or terminate the Agreement (in part or whole), in our sole discretion. We will provide you with written notice five (5) days prior to the effective date of such change(s).

11.     TERM  AND  TERMINATION

This Agreement shall commence upon our acceptance of your Program Application and shall continue until terminated by either party. Either party may terminate this Agreement at any time, with or without cause, by giving the other party written notice of termination. Written notice can be in the form of mail, email or fax. You are only eligible to earn Transaction Fees occurring during the term of the Agreement, and commissions earned through the date of termination will remain payable in accordance with Section 7. If this Agreement is terminated because (i) you have violated the terms of this Agreement, or (ii) your Associate Site becomes subject to the Content Restrictions set forth in
Section 3, you are not eligible to receive any commission payments, even for commissions earned prior to termination. We reserve the right to withhold your final payment for a reasonable time to ensure that the correct amount is paid. Upon termination or expiration of this Agreement for any reason, you shall immediately remove any EI Icon or Link from your Associate Site.

12.     REPRESENTATIONS  AND  WARRANTIES

You represent and warrant to us that you are not an Ineligible Party, as defined in Section 2, and that this Agreement has been duly and validly executed by you by virtue of your clicking on the "Accept" button at the end of this Agreement and constitutes your legal, valid and binding obligation, enforceable against you in accordance with its terms; and that the execution, delivery, and performance by you of this Agreement are within your legal capacity and power, have been duly authorized by all requisite action on your part, require the approval or consent of no other persons; and neither violate nor constitute a default under the provision of any law, rule, regulation, order, judgment or decree to which you are subject or which is binding upon you, or the terms of


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any  other  agreement,  document or instrument applicable to you or binding upon you. The representations and warranties in this Section 12 are continuous in nature and shall be deemed to have been given by you upon your acceptance via the "Accept" button at the end of this Agreement and at each stage of performance hereunder. These representations and warranties and covenants shall survive termination or expiration of this Agreement.

13.     INDEMNIFICATION

You hereby agree to indemnify, defend, and hold harmless us and our Affiliates, and their directors, officers, employees, agents, shareholders, partners, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs, and expenses (including reasonable attorneys' or other professionals' fees) (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based on (i) any claim that our use of Your Marks infringe on any trademark, trade name, service mark, copyright, license, intellectual property, or another proprietary right of any third party, (ii) any misrepresentation of a representation or warranty or breach of a covenant and agreement made by you herein, or (iii) any claim related to your Associate Site including, without limitation, content therein not attributable to us.

14.     DISCLAIMERS  AND  LIMITATION  OF  LIABILITY

We make no express or implied warranties or representations with respect to the Program or any service, product or other items sold through the Program, including implied warranties of merchantability, fitness for a particular purpose or freedom from patent, trademark or copyright infringements, whether arising by law, custom or conduct, or as to the accuracy or completeness of the information provided by us. In addition, we make no representation that the operation of Expedia will be uninterrupted or error-free, and we will not be liable for the consequences of any interruptions or errors.

WE WILL NOT BE LIABLE FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT OR THE PROGRAM, EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, OUR AGGREGRATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT AND THE PROGRAM WILL NOT EXCEED THE TOTAL COMMISSIONS PAID OR PAYABLE TO YOU UNDER THIS AGREEMENT. THE FOREGOING LIMITATION SHALL APPLY REGARDLESS OF THE CAUSE OF ACTION UNDER WHICH SUCH DAMAGES ARE SOUGHT.

15.     CONFIDENTIALITY;  MEDIA  COMMUNICATIONS

     15.1 If you have entered into a Non-Disclosure Agreement with us, you agree that the terms of that agreement shall be deemed to be incorporated herein. If you have not entered into a Non-Disclosure Agreement with us, then you understand and agree that the following terms and conditions will apply to certain information that we may disclose to you as a result of your participation in the Program information that we consider to be confidential (the "Confidential Information"). For purposes of this Agreement, the term "Confidential Information", shall include, but not be limited to, the terms of this Agreement, any modifications to the terms and provisions of the Agreement made specifically for your Associate Site and not generally available to other members of the Program, business and financial information, customer and vendor lists, and pricing and sales information, concerning us or you, respectively, or any members of the Program, other than you. Confidential Information shall also include any information that we designate as confidential during the term of this Agreement.

     15.2 You agree not to disclose any Confidential Information and that such Confidential Information shall remain strictly confidential and shall not be utilized, directly or indirectly, by you for your own business purposes or for any other purpose except and solely to the extent that any such information is generally known or available to the public or if same is required by law or legal process.

16.     INDEPENDENT  INVESTIGATION


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YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT AND AGREE TO ALL ITS TERMS AND
CONDITIONS. YOU UNDERSTAND THAT WE MAY AT ANY TIME (DIRECTLY OR INDIRECTLY) ENGAGE IN SIMILAR ARRANGEMENTS ON TERMS THAT MAY DIFFER FROM THOSE CONTAINED IN THIS AGREEMENT OR OPERATE WEB SITES THAT ARE SIMILAR TO OR COMPETE WITH YOUR ASSOCIATE SITE. YOU HAVE INDEPENDENTLY EVALUATED THE DESIRABILITY OF PARTICIPATING IN THE PROGRAM AND ARE NOT RELYING ON ANY REPRESENTATION, GUARANTEE, OR STATEMENT OTHER THAN AS SET FORTH IN THIS AGREEMENT.

17.     GOVERNING  LAW

This Agreement will be governed by the laws of the United States and the State of Washington, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in Washington State and you irrevocably consent to the jurisdiction of such courts. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including expert witness fees.

18.     ASSIGNABILITY

You may not assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on and enforceable against the parties and their respective successors and assigns. This Agreement is the complete Agreement between the parties and supersedes any prior oral or written agreement concerning the subject matter

19.     NO  WAIVER

Our failure to enforce your strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such a provision or any other provision of this Agreement.


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